UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):July 21, 2021 (July 15, 2021)

CFN ENTERPRISES INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-52635	20-3858769
(Commission File Number)	(IRS Employer Identification No.)

600 E. 8th Street Whitefish, Montana	59937
(Address of Principal Executive Offices)	(Zip Code)

833-420-2636

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 17, 2021, CFN Enterprises Inc. (the “Company”) commenced a written consent solicitation from its stockholders to approve an amendment to the Company’s Certificate of Incorporation, as amended, to effect a reverse split of the Company’s common stock, par value $0.001 per share (the “Common Stock”), in the range from 1-for-2 to 1-for-50, with the exact ratio to be determined in the sole discretion of the Company’s Board of Directors (the “Board”) no later than one year after approval (the “Amendment”), and the first consent was mailed on June 18, 2021. As of July 15, 2021, the Company’s stockholders had approved the Amendment and the Company ended the written consent solicitation. The Amendment required the written consent of the majority of the Company’s issued and outstanding shares of Common Stock. At the record date for the written consent solicitation the Company had 120,692,209 shares of Common Stock issued and outstanding. The votes as of July 15, 2021 were as follows:

For	Against	Abstain	Broker Non-Votes
70,224,600	1,471,089	185,422	-

If the Board determines to implement the Amendment, the Company will communicate to the public, prior to the effective time of the Amendment, additional details regarding the Amendment (including the final reverse split ratio, as determined by the Board). The Board reserves the right to elect not to proceed with implementing the Amendment if it determines, in its sole discretion, that the Amendment is no longer in the best interests of the Company or its stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CFN ENTERPRISES INC.
By:	/s/ Brian Ross
Name:	Brian Ross
Title:	President and Chief Executive Officer

Date: July 21, 2021